Exhibit 99

News Release

Company Contact:

Jason Ketchum                     605-721-2765
Media Relations line            866-243-9002

BLACK HILLS CORP. ANNOUNCES PRICING OF $200 MILLION OF SENIOR NOTES

RAPID CITY, SD — July 13, 2010 — Black Hills Corp. (NYSE: BKH) today announced the pricing of a public debt offering of $200 million aggregate principal amount of senior unsecured notes due July 15, 2020. The notes were priced at par and will carry an interest rate of 5.875 percent. Black Hills expects the issuance and delivery to occur on July 16, 2010, subject to customary closing conditions, and plans to use the proceeds to reduce borrowings on its corporate revolving credit facility.

“We are pleased to complete another long-term financing at favorable terms. It positions us well as we continue to make significant capital investments to construct our two Colorado gas-fired generation projects that will provide reliable energy for our utility customers and create additional earnings growth for Black Hills shareholders,” said Tony Cleberg, executive vice president and chief financial officer of Black Hills Corp.

The senior notes were offered by Black Hills Corp. pursuant to a shelf registration statement originally filed on May 6, 2008, with the U.S Securities and Exchange Commission and amended on Oct. 22, 2009. Credit Suisse, RBS and Scotia Capital served as joint book-running managers for the offering and Mitsubishi UFJ Securities, US Bancorp, and Wells Fargo Securities served as senior co-managers. BofA Merrill Lynch, Credit Agricole CIB, Fifth Third Securities, Inc. and Societe Generale served as co-managers.

Copies of the prospectus supplement relating to the offering may be obtained from the offices of Credit Suisse by writing to the Credit Suisse Securities LLC Prospectus Department, Eleven Madison Avenue, Level 1B, New York, NY 10010 or by calling 800-221-1037. An electronic copy of the prospectus supplement is available on the website of the Securities and Exchange Commission at www.sec.gov.

This news release by Black Hills Corp. shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

ABOUT BLACK HILLS CORP.

Black Hills Corp. — a diversified energy company with a tradition of exemplary service and a vision to be the energy partner of choice — is based in Rapid City, S.D., with corporate offices in Denver and Omaha, Neb. The company serves 763,300 natural gas and electric utility customers in Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company’s non-regulated businesses generate wholesale electricity, produce natural gas, oil and coal, and market energy. Black Hills employees partner to produce results that improve life with energy.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements regarding making significant capital investments to complete our Colorado gas-fired generation projects that will create additional earnings growth, are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the factors discussed above, the risk factors described in Item 1A of Part I of our 2009 Annual Report on Form 10-K filed with the SEC, and other reports that we file with the SEC from time to time.

New factors that could cause actual results to differ materially from those described in forward looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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